EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of November 25, 2003, by and among Advanced Display Technologies, Inc., a Colorado corporation (the "Company") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as SCHEDULE A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                    RECITALS

      A. The Company has authorized the sale and issuance of up to an aggregate of sixty million (60,000,000) shares of Series D Preferred Stock (the "Shares").

      B. The Company desires to issue and sell the Shares to Purchasers, and Purchasers desire to purchase the Shares, on the terms and conditions set forth herein.

      C. In consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                         AGREEMENT TO SELL AND PURCHASE

     SECTION 1.01 AUTHORIZATION OF SHARES. As of the date hereof, the Company has authorized the sale and issuance of the Shares to the Purchasers. The Shares shall have the rights, preferences, privileges and restrictions specified in the Certificate of Designation of Series D Preferred Stock set forth on EXHIBIT A.

     SECTION 1.02 SALE AND PURCHASE. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on SCHEDULE A at a price of $.0167 per Share.

                                   ARTICLE 2

                          CLOSING, DELIVERY AND PAYMENT

     SECTION 2.01 CLOSING.

        (A) The initial closing ("Initial Closing") of the sale of the Shares shall occur on the date hereof at the offices of Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202 or at such other time and place as the Company and Purchasers may mutually agree. At the Initial Closing, the Company agrees to sell and the Purchaser agrees

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to purchase no less than twenty percent (20%) of the Shares set forth opposite such Purchaser's name on SCHEDULE A at a price of $.0167 per Share.

        (B) Each Purchaser hereby agrees to purchase and pay in immediately available funds, and the Company agrees to sell, the Shares set forth opposite such Purchaser's name on SCHEDULE A remaining after the Initial Closing at a price of $.0167 per share within thirty (30) days following written notice from the Company ("Funding Deadline"), which notice shall be given no later than January 4, 2004. Without limiting the foregoing, a Purchaser may purchase the Shares remaining after the Initial Closing at any time between the date hereof and the Funding Deadline.

     SECTION 2.02 DELIVERY. The Company will deliver to each Purchaser a certificate representing such Purchaser's Shares against payment of the purchase price by wire transfer of immediately available funds pursuant to wire instructions delivered to such Purchaser.

                                   ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As of the date hereof, the Company hereby represents and warrants to each Purchaser as follows:

     SECTION 3.01 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado. The Company is duly authorized to conduct business as presently conducted and is in good standing under the laws of Colorado.

     SECTION 3.02 AUTHORIZATION OF TRANSACTION. The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by the Company have been duly and validly authorized by all requisite corporate action, and do not require for their validity any authorization, consent, approval, or other action by the shareholders of the Company. This Agreement constitutes the valid and legally binding obligation of the Company enforceable against it in accordance with its terms and conditions, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     SECTION 3.03 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the articles of incorporation or bylaws of the Company or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject, except in each case for such violations,

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conflicts, breaches or defaults that do not have a material adverse effect on the Company, or (c) result in the imposition of any security interest upon any of its assets. The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental entity in connection with the Company's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated.

     SECTION 3.04 BROKER'S FEES. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

     SECTION 3.05 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, or any third party is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a material adverse effect on the Company's business, financial condition, prospects, customer or employee relations, operations or results of operations.

     SECTION 3.06 SHARES. The Shares have been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

     SECTION 3.07 SEC DOCUMENTS. The Company has made available to the Purchasers a true and complete copy of each annual, quarterly and other report, registration statement (without exhibits) and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 2003 (the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted under Form 10-Q under the Exchange
Act) and fairly presented the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

     SECTION 3.08 TAX MATTERS. The Company has filed timely tax returns (federal, state, and local) required to be filed by it and paid all taxes when due and payable.

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     SECTION 3.09 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company or the assets of the Company.

                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser hereby represents and warrants to the Company as follows:

     SECTION 4.01 REQUISITE POWER AND AUTHORITY. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. Upon execution and delivery, this Agreement will be valid and binding obligations of such Purchaser, enforceable in accordance with its terms.

     SECTION 4.02 INVESTMENT REPRESENTATIONS. Such Purchaser understands that none of the Shares has been registered under the Securities Act. Such Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser's representations contained in this Agreement.

     SECTION 4.03 PURCHASER BEARS ECONOMIC RISK. Such Purchaser understands that he or it must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that the Company has no present intention of registering the Shares. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times such Purchaser might propose.
SECTION 4.04 ACQUISITION FOR OWN ACCOUNT. Such Purchaser is acquiring the Shares for such Purchaser's own account for investment only, and not with a view towards their distribution.

     SECTION 4.05 PURCHASER CAN PROTECT ITS INTEREST. Such Purchaser represents that by reason of its, or of its management's, business or financial experience, such Purchaser has the capacity to make a financial decision in connection with the transactions contemplated in this Agreement.

     SECTION 4.06 ACCREDITED INVESTOR. Such Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

     SECTION 4.07 COMPANY INFORMATION. Such Purchaser has received and read the Company SEC Documents and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Such Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

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     SECTION 4.08 RULE 144. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited broker transaction or in transactions directly with a market maker (as defined under the Exchange Act as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

     SECTION 4.09 TRANSFER RESTRICTIONS AND LEGENDS. Each Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer and may contain legends to this effect.

                                    ARTICLE 5

                              CONDITIONS TO CLOSING

     SECTION 5.01 Conditions to Purchasers' Obligations at the Initial Closing. The Purchasers' obligations to purchase the Shares at the Initial Closing are subject to the following:

     (A) The execution and delivery of the Series C Preferred Stock Conversion Agreement dated November 25, 2003, by and between all holders of shares of Series C Preferred and the Company;

     (B) The execution and delivery of the Old Debt Exchange Agreement, dated November 25, 2003, by and between the holders of certain debt and the Company;

     (C) The execution and delivery of the New Debt Exchange Agreement, dated November 25, 2003, by and between the holders of certain debt and the Company;

     (D) The execution and delivery of the LLC Unit Purchase Agreement dated November 25, 2003, by and between the Company, Regent Theaters, LLC, Regent Releasing, LLC, and the members of Regent Theaters, LLC and Regent Releasing, LLC;

     (E) The execution and delivery of the Shareholders Agreement dated November 25, 2003, by and between the holders of the Series D Preferred Stock and the Company;

     (F) The execution and delivery of the theater lease dated November 25, 2003, by and between Regent Theaters, LLC and the lessor.

     (G) The execution of this Agreement by all Purchasers listed in SCHEDULE A.

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                                    ARTICLE 6

                                 INDEMNIFICATION

     SECTION 6.01 INDEMNIFICATION. The Company shall indemnify and hold the Purchasers harmless, and each of the Purchasers, separately and not jointly, shall indemnify and hold the Company harmless, from and against any and all losses, claims, damages, expenses or liabilities (including, without limitation, the costs of any investigation or suit and counsel fees related thereto) asserted against, imposed upon or incurred by such other party resulting from a breach by the indemnifying party of any of its representations, warranties or covenants made in this Agreement.

                                    ARTICLE 7

                                  MISCELLANEOUS

     SECTION 7.01 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado.

     SECTION 7.02 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive for a period of one year after the date hereof.

     SECTION 7.03 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

     SECTION 7.04 ENTIRE AGREEMENT. This Agreement, and the Exhibit and Schedule attached hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     SECTION 7.05 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 7.06 AMENDMENT AND WAIVER. This Agreement may be amended or modified, and provisions waived, only upon the written consent of the Company and holders of more than a majority of the Shares.

     SECTION 7.07 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

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     SECTION 7.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     SECTION 7.09 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have executed or caused this
Agreement to be executed as of the date first above written.

                                          COMPANY:

                                          ADVANCED DISPLAY TECHNOLOGIES, INC.

                                          By: /S/MATTHEW W. SHANKLE
                                             -----------------------------------
                                          Name: Matthew W. Shankle
                                          Title:  President


                                          PURCHASER:

                                          /S/STEPHEN P. JARCHOW
                                          ------------------------------------
                                          Signature

                                          STEPHEN P. JARCHOW
                                          ------------------------------------
                                          Print Name


                                          PURCHASER:

                                          /S/PAUL COLICHMAN
                                          ------------------------------------
                                          Signature

                                          PAUL COLICHMAN
                                          ------------------------------------
                                          Print Name


                                          PURCHASER:

                                          /S/LAWRENCE F. DEGEORGE
                                          ------------------------------------
                                          Signature

                                          LAWRENCE F. DEGEORGE
                                          ------------------------------------
                                          Print Name


                                          PURCHASER:

                                          /S/GENE W. SCHNEIDER
                                          ------------------------------------
                                          Signature

                                          GENE W. SCHNEIDER
                                          ------------------------------------
                                          Print Name

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